Exhibit (c)(2)

 Confidential – Preliminary and Subject to Change  Discussion Materials Regarding Project Houston September 9, 2022

 Confidential – Preliminary and Subject to Change  These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Sisecam Resource Partners LLC, the general partner of Sisecam Resources LP (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee.  These materials were compiled on a confidential basis for use exclusively by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.  These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.  Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

 Confidential – Preliminary and Subject to Change  Table of Contents  Section  Executive Summary  Soda Ash Market Background  SIRE Situation Analysis  Preliminary Valuation of SIRE Common Units  Appendix  A. Weighted Average Cost of Capital Analysis  I  II  III  IV

 Confidential – Preliminary and Subject to Change  I. Executive Summary

 Confidential – Preliminary and Subject to Change  Introduction  Evercore Group L.L.C. (“Evercore”) is pleased to provide the following materials to the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of Sisecam Resource Partners LLC (the “General Partner” or “SIRE GP”), the general partner of Sisecam Resources LP (“SIRE” or the “Partnership”), regarding Sisecam Chemicals Resources LLC’s (“Sisecam Chemicals” or “SCR”) proposal to acquire all common units representing limited partner interests in the Partnership (each, a “Common Unit”) from the holders of such units other than Common Units held by Sisecam Chemicals, the General Partner or their respective affiliates (the “Unaffiliated Unitholders”) (the “Proposed Transaction”)  1  Sisecam Chemicals Wyoming LLC (“SCW LLC”) is a wholly-owned subsidiary of Sisecam Chemicals that currently owns 14,551,000 Common Units (72% interest in the Partnership) and SIRE GP, which owns a 2.0% general partner interest in the Partnership  Sisecam Chemicals proposes to acquire each outstanding publicly-held Common Unit owned by the Unaffiliated Unitholders for  $17.90 in cash (the “Proposed Consideration”)   The Proposed Consideration represents a 0.3% discount to SIRE’s closing Common Unit price of $17.95 as of July 5, 2022, the last unaffected trading date, and a 0.2% premium to SIRE’s 30-day volume weighted average price (“VWAP”) as of July 5, 2022  Executive Summary

 Confidential – Preliminary and Subject to Change  Introduction (cont’d)  The materials include the following:  2   An executive summary, including: (i) an overview of the transaction; (ii) a review of SIRE’s current partnership structure; (iii) the Proposed Transaction economics and (iv) an analysis of SIRE’s historical trading performance   Background information on the U.S. and worldwide soda ash market   An analysis of SIRE’s current situation, including an analysis of historical sales and expenses and a summary of the financial projections for SIRE as provided by SIRE management on August 14, 2022 (the “SIRE Financial Projections”)   A preliminary valuation of SIRE’s Common Units and sensitivities based on various operating assumptions   An appendix, including SIRE’s weighted average cost of capital  Executive Summary

 Confidential – Preliminary and Subject to Change  Executive Summary  3  Summary Transaction Terms  Counterparties  Sisecam Chemicals Wyoming LLC  Transaction Summary  SCW LLC to acquire all publicly-owned Common Units from the Unaffiliated Unitholders for cash consideration  SIRE will cease to be a publicly-traded partnership and the Partnership will become a wholly- owned subsidiary of SCW LLC  Consideration  $17.90 cash for each SIRE Common Unit  Source: Partnership filings

Confidential – Preliminary and Subject to Change

Executive Summary

Summary Organizational Structure and Transaction Economics

($ in millions, except per unit amounts)

Current Partnership Ownership Structure



Türkiye Şişe Ve Cam Fabrikaları A.Ş ("Sisecam Parent")
100%
Sisecam Chemicals USA Inc. ("Sisecam USA")
WE Soda Ltd. ("WE Soda")
100%
Ciner Enterprise Inc. ("Ciner Enterprises")
60%
40%
Sisecam Chemicals Resources LLC ("Sisecam Chemicals" or "SCR")
100%
Public
Sisecam Chemicals Wyoming LLC ("SCW LLC")
100%
Sisecam Resource Partners LLC ("SIRE GP")
~26% LP Interest
5,248,791 Common Units
~72% LP Interest
14,551,000 Common Units
~2% LP Interest
399,000 GP Units
Natural Resources Partners LP ("NRP")
Interests to be acquired in the Proposed Transaction
Sisecam Resources LP (the "Partnership" or "SIRE")
100%
NRP Trona LLC ("NRP LLC")
51%
49%
Sisecam Wyoming LLC ("Sisecam Wyoming")

Transaction Economics

Implied SIRE Consolidated Enterprise Value

	Consideration Price	Unit Price as of 9/7/22
SIRE Common Unit Price	$17.90	$21.80
SIRE Units Outstanding[1]	20.2	20.2
Total Equity Value – SIRE[1]	**$361.6**	**$440.4**
Noncontrolling Interest[2]	347.4	423.1
Total Equity Value – Sisecam Wyoming	**$708.9**	**$863.5**
Plus: Net Debt as of December 31, 2022	140.2	140.2
Consolidated Enterprise Value	**$849.2**	**$1,003.7**
SIRE Financial Projections – SIRE Consolidated EBITDA[3]		
2022E	$152.0	$152.0
2023E	154.0	154.0
2024E	143.5	143.5
2025E	113.4	113.4
Enterprise Value / SIRE Consolidated EBITDA		
2022E	5.6x	6.6x
2023E	5.5	6.5
2024E	5.9	7.0
2025E	7.5	8.9

Source: Partnership filings, FactSet, SIRE Financial Projections

1. Reflects the sum of: (i) 19,799,791 Common Units outstanding and (ii) 399,000 general partner units representing an approximate 2.0% limited partner interest in SIRE and assumes pro rata allocation of equity value to Common Units and SIRE GP, with no incremental allocation to SIRE GP attributable to IDRs
2. SIRE's total equity value represents a 51% in Sisecam Wyoming with the resulting 49% non-controlling interest stated at implied market value based on the SIRE Common Unit price
3. 100% of Sisecam Wyoming EBITDA less SIRE G&A

EVERCORE 4 ŞİŞECAM

 Confidential – Preliminary and Subject to Change  144%  108%  102%  --%  50%  100%  150%  200%  7/5/21  8/25/21  10/15/21  12/5/21  SIRE  5/8/22  6/28/22  8/19/22  1/26/22 3/18/22  SIRE Peer Group Average1 AMLP 2  Executive Summary  Indexed Price Performance  Source: FactSet, Public Filings  1. SIRE Peer Group Average calculated as the average indexed performance of publicly-traded soda ash MLPs and C-Corps (CHIECH S.A., Genesis Energy L.P., Turkiye Sise Ve Cam Fabrikalari A.S., Solvay SA, and Tata Chemicals Ltd.)  7/5/22: SCR delivered non- binding proposal to acquire all Common Units held by Unaffiliated Unitholders  11/19/21: Ciner Enterprises agreed to sell 60% of SCR, inclusive of control, to Sisecam USA for $300 million  2.  ALPS Alerian MLP ETF  5

 Confidential – Preliminary and Subject to Change  Executive Summary  SIRE Unit Trading  $21.80  $17.87  $17.45  $19.16  $18.80  $17.90   $20.47  $14.00  $16.00  $18.00  $20.00  $22.00  $24.00  10/13/21  6/5/22  7/22/22  9/7/22  $12.00  7/11/21 8/27/21  Historical Price (SIRE)  11/29/21 1/15/22  Last 30 Trading Days VWAP  3/3/22 4/19/22  Last 60 Trading Days VWAP  Last 6 Months VWAP  Last 12 Months VWAP  Proposed Consideration  Go-Forward VWAP  7/5/22: SCR delivered non- binding proposal to acquire all Common Units held by Unaffiliated Unitholders  Proposed Consideration  Consideration Premium   SIRE Price Relative to Hist  $17.90  $18.93  1  Unaffected Closing Price Last 30 Trading Days VWAP Last 60 Trading Days VWAP Last 6 Months VWAP  Last 12 Mon Go  11/19/21: Ciner Enterprises agreed to sell 60% of SCR, inclusive of control, to Sisecam USA for $300 million  Source: FactSet, Bloomberg  6

Confidential – Preliminary and Subject to Change

Executive Summary

2021 Acquisition of 60% of SCR

($ in millions, except per unit amounts)

- On November 19, 2021, Ciner Enterprises agreed to sell a 60% interest in Sisecam Chemicals to Sisecam USA for $300.0 million (the "2021 Acquisition")
- As a result of the transaction:
  - Sisecam Parent owns a controlling interest in the Partnership and Sisecam Wyoming through its indirect, majority ownership of SIRE GP
  - Sisecam Parent owns 60.0% of an approximate 74.1% economic interest in SIRE
- If no value were ascribed to SIRE GP's incentive distribution rights, **the implied value of control for an "at-market" transaction was $217.6 million**
  - **If no value was ascribed to control, the implied unit price was $34.36, which equated to a 77.0% premium to the unaffected unit price**

Assumed Unit Price Premium and Implied Value Paid for SIRE GP

Value of Sisecam Parent Interest	$300.0
Divided by Ownership in Sisecam Chemicals	*60.0%*
Implied Value of Sisecam Chemicals	$500.0

Illustrative Value per LP Unit	**$19.41**	**$22.00**	**$24.00**	**$26.00**	**$28.00**	**$30.00**	**$32.00**	**$34.36**
LP Units Owned by Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6	14.6	14.6
Implied Value of LP Units	$282.4	$320.1	$349.2	$378.3	$407.4	$436.5	$465.6	$500.0
Implied Value Paid by Sisecam Parent	$500.0	$500.0	$500.0	$500.0	$500.0	$500.0	$500.0	$500.0
Implied Value for Control	**$217.6**	**$179.9**	**$150.8**	**$121.7**	**$92.6**	**$63.5**	**$34.4**	**$ -**

Source: Public filings

EVERCORE

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ŞİŞECAM

 Confidential – Preliminary and Subject to Change  II. Soda Ash Market Background

Confidential – Preliminary and Subject to Change

Soda Ash Market Background

Domestic Soda Ash Market Overview

Overview

- The U.S. soda ash industry is comprised of four companies in Wyoming operating five plants and one company in California operating one plant
- The five producers have a combined annual capacity of 13.3 million metric tons
- The majority of the world's trona reserves are located in the Green River Basin, Wyoming and approximately 25% of global soda ash is produced by processing trona, with the remainder being produced synthetically through chemical processes
- Primary uses include as a raw material input for flat glass, container glass, detergents, chemicals, paper and other consumer and industrial products
- Domestic production of soda ash returned to pre-Covid levels in 2021 and domestic consumption of soda ash exceeded pre-Covid levels

U.S. Production and Consumption of Soda Ash


Metric Tons (MM)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
--
12.0
5.0
11.9
5.0
11.7
4.8
10.0
4.5
12.0
5.4
2017
2018
2019
2020
2021
Production
Consumption

2021 U.S. Capacity by Producer

Company	Capacity (Mmt)
Genesis Alkali Wyoming LP	3.2
Sisecam Resources LP	2.7
Solvay Chemicals, Inc	3.4
Tata Chemicals Partners	2.7
Nirma, LTD	1.4
Total	**13.3**


Nirma, LTD 10.4%
Genesis Alkali Wyoming LP 23.9%
Tata Chemicals Partners 20.1%
Solvay Chemicals, Inc 25.4%
Sisecam Resources LP 20.1%

End User Consumption


Flue Gas Desulfurization 3.0%
Pulp & Pape 1.0%
Soap & Detergents 5.0%
Water Treatment 1.0%
Distributors 5.0%
Misc. 8.0%
Glass 49.0%
Chemicals 28.0%

Source: U.S. Geological Survey, IHS Markit

EVERCORE
8
ŞIŞECAM

 Confidential – Preliminary and Subject to Change  11.7  11.6  11.8  12.0  11.9  11.7  10.0  12.0  6.7  6.4  6.8  7.0  7.0  7.0  5.6  6.5  --  4.0  2.0  6.0  8.0  10.0  12.0  Metric Tons (MM)  2014 2015 2016 2017 2018  Domestic Production  2019 2020 2021  Exports  Soda Ash Market Background  Soda ash produced in the U.S. above the level of domestic consumption is exported, with exports representing approximately 54% of total production in 2021  Total U.S. imports, primarily from Turkey, have recently been approximately 100,000 tons per year, which was more than double the average quantity of annual imports during the past decade  Import and Export Markets for Soda Ash  Domestic Production and Exports  U.S. and Export Markets for Soda Ash   Source: U.S. Geological Survey   9

Confidential – Preliminary and Subject to Change

Soda Ash Market Background

Comparison of Natural Trona and Synthetic Production

Overview

- Sisecam Wyoming produces soda ash with naturally mined soda as opposed to synthetically produced soda
- Synthetic production is approximately twice as expensive to produce compared to U.S. natural soda ash production
- Synthetic soda ash consumes substantially more energy, incurs additional costs associated with by-products and has a greater carbon footprint
  - Production related CO2 intensity in natural soda is approximately 70% lower than synthetic, while energy usage is approximately 60% lower and water usage is approximately 85% lower

2021 Global Production Capacity


Others
15%
U.S. Natural
18%
China Hou
20%
Solvay
Process
47%

Comparison of Soda Ash Production Methods

	U.S. Natural	Solvay Process	China Hou
Raw Materials	Trona One	Salt (brine), Limestone, Ammonia	Salt (brine), Limestone, Carbon Dioxide
Energy Usage	4-6 MMBtu/ton	10-14 MMBtu/ton	10-14 MMBtu/ton
By-Products	None	Calcium Chloride (waste product)	Ammonium Chloride (co-product)

Source: company presentations

Comparison of Production Costs


3.0x
2.0x
1.0x
0.0x
1.0x
2.0x
2.1x
2.4x
U.S. Natural
EU Solvay
China Solvay
China Hou

EVERCORE
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ŞİŞECAM

 Confidential – Preliminary and Subject to Change  100  80  60  40  20  --  Soda Ash Market Background   Genesis plans to invest approximately $350 million to expand its Granger soda ash facilities from approximately 500,000 tons per year to approximately 1,250,000 tons per year   Expected to be in service in 3Q 2023  IHS Markit forecasts Sisecam to increase capacity by  1.3 million tons in 2024 and 2025  IHS Markit projects annual capacity growth in North America of 4.0% from 2020 to 2025  Projected Increases in Global Soda Ash Supply  North America Supply Growth  In the near-term, the most significant North American growth project is Genesis’ expansion of its Granger facility  North America, Northeast Asia and Global Capacity Growth (Million metric tons)  2021 Global Production Capacity  The majority of supply growth outside of the U.S. is expected to come online in China   Natural soda ash plants are under construction in Inner Mongolia with annual output of up to 5.4 million tons per year to come online by 2025   A 1.2 million ton Solvay process soda ash plant is expected to come online in Qinghai, China in 2023  IHS Markit also projects plant shutdowns in China that will offset some of the new capacity coming online   An approximately 1.3 million ton soda ash plant in  Lianyungang, China was shut down in June 2022   An approximately 600,000 ton plant in Guangzhou, China is expected to be shut down in late-2022  IHS Markit projects annual capacity growth in Northeast Asia of 2.9% from 2020 to 2025   CAGR%    Range North America Northeast Asia Global   2010A-'20A 1.1% 2.9% 2.2%  2020  57  21  24  'A-'2  5E  61  22  27  4.  64  22  29  0%  65  22  30  2  .9%  65  21  31  2.4%  64  21  30  65  21  30  67  22  31  69  24  31  72  26  33  72  26  32  71  26  32  73  27  32  76  26  35  78  28  35  81  28  36  12  13  13  13  13  13  13  13  14  14  14  14  14  15  16  17  2010A  2011A  2012A  2013A  2014A  2015A  2016A  2017A  2018A  2019A  2020A  2021E  2022E  2023E  2024E  2025E  North American  Northeast Asia  Other  Source: IHS Markit  11

 Confidential – Preliminary and Subject to Change  Soda Ash Market Background  Industry and Research Analyst Commentary  Our investment in Sisecam Wyoming continues to benefit from historically high export soda ash prices. Though global soda ash demand has weakened modestly over the last month in response to slowing global economic growth, the industry remains supply constrained due to primarily to lingering COVID effects in China, a force majeure event at a competitor in Green River, Wyoming, and ongoing delays with shipping and logistics. Higher soda ash prices have more than offset cost inflation, resulting in higher margins and cash  flow.  The soda ash business should remain strong over the next few years given increasing demand and limited supply additions. This is favorable for pricing and leaves room to offset rising energy/raw material costs.  Source: Company transcripts, Wall Street research  12  The market for soda ash is structurally short of supply. […] This tightness is fundamentally the result of some 2 million tons a year of supply having been taken offline since 2019. The supply shortage has been exacerbated by multiple production disruptions and force majeure events experienced and declared by other natural producers in the United States over the last 5 or 6 months.  At the same time, the demand is exceeding 2019 levels. This is extremely robust demand, especially considering that the automobile  manufacturing business worldwide has been in a recession as a practical matter […] This supply shortfall in soda ash means prices must rise to allocate scarce tons and ultimately solicit incremental high-cost  synthetic production to balance the market at the margin, all at a time when the synthetic producers cost have increased dramatically, owing primarily to rising energy and other input costs.  The soda ash market currently finds itself in a spot where worldwide  inventories are approaching historical levels lows and have never been so low immediately prior to entering a potential policy-induced cyclical  slowdown. By way of example, it has been reported at the end of 2021, Chinese inventory levels were approximately 1.8 million metric tons. And today, they are approaching 300,000 metric tons, which is more than an 80% drop in just 6 months.  Grant Sims, CEO & Chairman Genesis Energy, L.P.  (7/28/2022)  Saurabh Jain, HSBC  (8/10/2022)  Craig Nunez, President & COO Natural Resource Partners L.P.  (8/4/2022)

 Confidential – Preliminary and Subject to Change  III.  SIRE Situation Analysis

 Confidential – Preliminary and Subject to Change   As of September 7, 2022   Total Units Outstanding1 Common Unit Price  20.2  $21.80  Total Equity Value Plus: Net Debt  Plus: Noncontrolling Interest (Market Value)2  $440.4 150.9  423.1  Enterprise Value  $1,014.4   Management Projections    Metric Yield/Multiple   Distribution Yield  Current  $2.00  9.2%  Revolver Availability / Total Revolver Capacity  $120 / $225  2023E  2.40  11.0%  Net Debt / Net Book Cap  29.7%  2024E  2.21  10.1%  Net Debt / 2022E EBITDA  1.0x  EV / EBITDA3 2022E  $152  6.7x  2023E  154  6.6  2024E  143  7.1  SIRE Situation Analysis  Public Trading Statistics  ($ in millions, except per unit amounts)  Balance Sheet and Credit Data  Common Unit Price and Distribution Information  General Partner Incentive Distribution Rights   As of June 30, 2022   Cash and Marketable Securities Short-Term Debt  Long-Term Debt  $3.4 8.7  145.6  Total Debt Net Debt  Plus: Noncontrolling Interest (Book Value) Plus: Partners' Capital  $154.3  $150.9 156.4  201.2  Net Book Capitalization  $508.5  $3.00  $2.50  $2.00  $1.50  $1.00  $0.50  $--  $--  $5.00  $10.00  $15.00  $20.00  $25.00  9/7/20  5/8/21  Distribution per Unit  9/7/22  Distribution per Unit  Unit Price  1/6/22  Unit Price  Quarterly Distribution per LP Unit $0.5000  Total Total Total Quarterly Quarterly  Total Annual  Total Annual  Quarterly Quarterly Distribution Distribution to GP  LP Units Distribution Distribution Distribution Distribution  % to LP % to GP  LP Quarterly Distribution Range  Within Range per LP Unit Outstanding to LPs  to GP to LPs to GP  98.0%  2.0%  $--  $0.5000  $0.5000  $0.0102  19.8  $9.9  $0.2  $39.6  $0.8  98.0%  2.0%  0.5000  0.5750  --  --  19.8  --  --  --  --  85.0%  15.0%  0.5750  0.6250  --  --  19.8  --  --  --  --  75.0%  25.0%  0.6250  0.7500  --  --  19.8  --  --  --  --  50.0%  50.0%  0.7500  --  --  19.8 -- -- -- --    $9.9 $0.2 $39.6 $0.8   % of Total Distributions to the GP  % of Total Distributions to the IDRs  2.0%  --%  Source: Public filings, FactSet, SIRE Financial Projections  Includes General Partner 2.0% interest  Implied market value of the 49% interest in Sisecam Wyoming owned by NRP LLC, calculated as the Partnership’s Total Equity Value divided by 51% multiplied by 49%  3.  SIRE Consolidated EBITDA equal to 100% of Sisecam Wyoming EBITDA less SIRE G&A  13

Confidential – Preliminary and Subject to Change

SIRE Situation Analysis

Sisecam Resources Unit Ownership Summary

Summary


Institutional
6.3%
Retail
19.6%
Management and
Directors
0.7%
Turkiye Sise Ve Cam
Fabrikalari As
73.5%

Insider Ownership

Holder	Units (000's)	Ownership %
Turkiye Sise Ve Cam Fabrikalari As	14,551[1]	73.5%[1]
Management and Directors	133	0.7%
Total Insider		**74.2%**

Source: FactSet, Public filings, Wall Street Research
1. Includes General Partner Interest

Institutional Ownership

Institution	Units (000's)	Ownership %
Goldman Sachs & Co. LLC (Private Banking)	630	3.2%
Fidelity Management & Research Co. LLC	146	0.7%
JPMorgan Securities LLC (Investment Management)	118	0.6%
Sphinx Trading LP	100	0.5%
Acadian Asset Management LLC	55	0.3%
Credit Suisse Gestion SGIIC SA	36	0.2%
Sowell Financial Services LLC	27	0.1%
Rockefeller & Co. LLC	27	0.1%
Fidelity Institutional Asset Management	25	0.1%
Equitec Proprietary Markets LLC	22	0.1%
Shapiro Capital Management LLC	16	0.1%
Merrill Lynch, Pierce, Fenner & Smith, Inc. (Invt Mgmt)	4	0.0%
BNP Paribas Arbitrage SNC	4	0.0%
Total Clarity Wealth Management, Inc.	3	0.0%
Securities America Advisors, Inc.	3	0.0%
Top 15 Institutional	**1,217**	**6.1%**
Other Institutions	35	0.2%
Less: Short Interest	(10)	(0.0%)
Total Institutional	**1,243**	**6.3%**

Summary

Holder	Units (000's)	Ownership %
Institutional/Other (Net of Short Interest)	1,243	6.3%
Turkiye Sise Ve Cam Fabrikalari As	14,551	73.5%
Management and Directors	133	0.7%
Retail	3,873	19.6%
Total Common	**19,800**	**100.0%**
Short Position	**10**	**0.0%**

EVERCORE
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ŞİŞECAM

 Confidential – Preliminary and Subject to Change  $104  $121  $134  $117  $120  $137  $135  $62  $89  $155  2.27  2.31  2.41  2.49  2.46  2.37  2.50  2.02  2.55  2.29  --  1.0  2.0  3.0  4.0  5.0  6.0  $ --  $25  $50  $75  $100  $125  $150  $175  2013A  2014A  2017A  2018A 2019A 2020A  Soda Ash Volume Sold (Million Metric Tons)  2021A  2022E  Soda Ash Volume Sold (Million Metric Tons)  2015A 2016A  Sisecam Wyoming EBITDA  Owns a controlling 51% interest in Sisecam Wyoming, one of the largest and lowest cost producers of natural soda ash in the world   Sisecam Wyoming’s Green River Basin facility has been in operation for more than 50 years  2.5 million metric tons per annum (“mtpa”) of soda ash production capacity and over 50 years of trona mining reserves  Since 2019, SIRE management has been evaluating a potential new expansion project (the “Unit 8 Expansion”) that could increase production levels to 3.5 million mtpa, 134% of the last five-year average  SIRE Situation Analysis  Partnership Overview  Description  Sisecam Wyoming Plant Location and Mine Footprint  Known Sodium Leasing Area  ($ in millions)  Historical and Projected Sisecam Wyoming EBITDA and Volumes Sold  Source: Partnership filings  15

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Beginning in 2019, Sisecam Wyoming has considered the Unit 8 Expansion, including construction of a new refinery unit, rail track loop and associated facilities that would increase soda ash production levels to approximately 3.5 million mtpa   The project would involve installing a new Unit 8 circuit, construction of an additional production shaft and construction of a new rail loop track, among other additions  Sisecam Wyoming began procuring engineering services related to the Unit 8 Expansion in 2019  On February 18, 2020, Sisecam Wyoming presented to the Sweetwater County Commission to obtain approval to construct the Unit 8 Expansion   At the time, Sisecam Wyoming estimated a total project cost of $426.0  million  In August 2020, in light of reduced demand caused by the COVID-19 pandemic, SIRE elected to slow capital expenditures associated with the Unit 8 Expansion  Leading up to the 2021 Acquisition, SIRE continued to assess the timing of the project in the context of the capital outlay, construction schedule and market recovery   Throughout this time, SIRE maintained that it planned to expand operations and it was confident in the long-term fundamentals that supported new capacity in the market  In a reserve estimate filed on March 15, 2022, SIRE commented that although the Unit 8 Expansion was shown outside the 5-year capital budget, the operation is considered profitable as-is and given the uncertainties, these expansions were not considered for the economic analysis for the reserve estimate  Proposed Unit 8 Expansion  Project Layout  Sisecam Wyoming has received several regulatory approvals for construction of the Unit 8 Expansion, including the Air Quality (New Source Review Construction Permit), Land Quality Permit, Bureau of Land Management On-Lease Action Approval and Industrial Siting Permit  Sisecam Wyoming still needs a water quality permit and a construction permit from Sweetwater County  Some permits can expire, and changes to design or location would require additional permitting  Project Overview  Permitting Status  Source: Partnership filings and reports  16

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis   The UP Agreement began on January 1, 2022 and expires on December 31, 2025   Beginning on January 1, 2023, rates are adjusted annually based on the prior four quarterly indices of the All Inclusive Index Less Fuel with Forecast Error Adjustment (“AIILF”), as published by the Association of American Railroads   In the event the average price of Retail On-Highway Diesel Fuel calculated monthly based on prices reported on the U.S. Department of Energy Website equals or exceeds $2.30 per gallon, UP will add a mileage-based fuel surcharge to the freight charges   Shortfall payment is required to be made to UP if SIRE does not ship 85% of its production on UP  In 2021, SIRE shipped over 90% of production on UP  Production for export is transported on UP to Kansas City Southern Railroad (“KCS”) for transportation to Mexico and to terminals in the U.S. Northwest for transport via Handysize vessels to Asia and Latin America   A Handysize vessel holds 40,000 to 50,000 tons of dry bulk  Transportation Overview  Overview  SIRE’s production is transported from Wyoming via Union Pacific Railroad (“UP”) pursuant to a master contract amendment executed October 27, 2021 (the “UP Agreement”)  Historical AIILF  Historical Handysize Dry Bulk Costs (Asia)  (4.0%)  (2.0%)  0.0%  2.0%  4.0%  6.0%  8.0%  10.0%  2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022  Core CPI Inflation  All-LF with Forecast Error Adj.  $0  $10,000  $20,000  $30,000  $40,000  Dayrate  Source: SIRE management, Association of American Railroads, FactSet, Bloomberg  17  2012-2022E Average Annual Change Core CPI: 2.2%  All-LF: 2.5%

 Confidential – Preliminary and Subject to Change  Freight costs are primarily comprised of rail transportation, port fees and seaborne shipping costs   The majority of freight costs for domestic sales are rail transportation and storage costs, which are contracted and fairly stable   Exports incur seaborne shipping costs, which are  more cyclical in nature  SIRE Situation Analysis  Freight Costs  Freight Cost Overview  Historical Freight Cost Trend  2022E Freight Cost ($MM)  2022E Projected Freight Cost per Metric Ton:  $103.99  Domestic Sales  Exports  $78  $70  $  $81  $88  $88  $75  $106  $90  $140  $120  $100  $80  $60  $40  $20  $--  20  $62  $73  $49  $107  $172  $40  $39  $38  $71  $116  $200  $175  $150  $125  $100  $75  $50  $25  $--  2018A 2019A  Total Freight Cost ($MM)  2020A 2021A 2022E  Freight Cost per Ton ($/mt)  Domestic  $117  Source: SIRE management  18  Export  $172

 Confidential – Preliminary and Subject to Change  Natural Gas  $16.90  Electricity  $4.19  Fixed Utilities  $5.16  After transportation, SIRE’s second most significant operating cost is energy  SIRE’s primary energy cost is natural gas, as well as electricity and fixed utilities   Natural gas cost is primarily driven by power- generation required for mining and trona processing plant equipment  SIRE Situation Analysis  Energy Costs  Energy Cost Overview  Historical Energy Cost Trend  2022E Energy Cost per Unit ($ / Metric Ton)  2022E Total Energy Cost per Metric Ton:  $26.25  3.45  3.49  4.07  3.78  3.95  $3.36  $3.25  $2.87  $2.98  $4.28  $0.00  $2.00  $4.00  $6.00  $8.00  --  1.00  2.00  3.00  4.00  5.00  2018A  2019A  2020A  2021A  2022E  Actual / Projected Cost ($/MMBtu)  Consumption (MMBtu/mt)  Natural Gas  Fixed Utilities  Electricity  197  Source: SIRE management  19  181  154  122  126  $0.035  $0.034  $0.039  $0.033  $0.033  $0.020  $0.025  $0.030  $0.035  $0.040  $0.045  $0.050  --  50  100  150  200  250  2018A  2019A  2020A  2021A  2022E  Actual / Projected Cost ($/kWh)  Consumption (kWh/mt)  $6.74  $6.48  $6.41  $5.36  $5.16  $8.00  $7.00  $6.00  $5.00  $4.00  $3.00  $2.00  $1.00  $0.00  2018A  2019A  2020A  2021A  2022E  Unit Cost ($/mt)

 Confidential – Preliminary and Subject to Change  Salaried  297  Hourly 147  SIRE currently employs 444 people  In 2021, SIRE completed a one-time cost of living adjustment to salaries as a retention initiative given recent tightness in the U.S. labor market  In 2022, SIRE gave certain groups of technical operations personnel an approximate 5% increase in salaries to bring them more in line with market  SIRE Situation Analysis  Personnel Costs  Personnel Cost Overview  Historical Personnel Cost Trend  Current Employee Count by Salary Type  446  452  444  444  444  $144  $150  $147  $166  $185  $--  $50  $100  $150  $200  $250  --  100  200  300  400  500  2018A  2019A  2020A  2021A  2022E  Avg. Fully-Loaded Cost ($K/employee/year)  Employees  Personnel Cost Drivers  Total Personnel Costs ($MM)  $64.3  Source: SIRE management  20  $67.8  $65.3  $73.6  $82.0  $--  $20.0  $60.0  $40.0  $80.0  $100.0  2018A  2019A  2020A  2021A  2022E

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  21  SIRE Financial Projections – Assumptions  Revenue  Long-term domestic / export revenue breakout of 50% / 50%   Domestic and export pricing based on SIRE management’s forecast  Export revenue is broken out into ANSAC and direct export projects with no sales attributable to ANSAC in 2023E+  Expenses  Expenses based on historical costs per unit, the majority of which are projected to increase 5.8% in 2023E and 2.2% in 2024E and each year thereafter   Costs per unit for domestic freight and personnel are projected to increase 5.8% in 2023E and 3.0% in 2024E and each year thereafter   Energy costs per unit are expected to increase 5.8% in 2023E, then decline in 2024E to a level which is 2.2% greater than 2022E and increase at a 2.2% annual rate thereafter  SIRE-Level G&A  Annual cash G&A incurred at the Partnership level after distributions received from Sisecam Wyoming equal to $2.9 million in 2022E and $4.0 million each year thereafter   Deducted from Sisecam Wyoming EBITDA to arrive at SIRE Consolidated EBITDA   Deducted from SIRE's 51% Share of Sisecam Wyoming EBITDA to arrive at EBITDA Attributable to SIRE  Capital Expenditures  Maintenance capital expenditures of $25.0 million in 2022E escalated by 2.2% annually thereafter  No growth capital expenditures contemplated in the forecast   Detailed engineering work on Unit 8 Expansion completed, but SIRE management has stated that the project was postponed due to COVID-19 market conditions and is not currently contemplated given SIRE management’s view of global demand as well as increased projected capital costs for the project  Credit Facility Assumptions  Sisecam Wyoming’s existing $225 million revolving credit facility increasing to $475 million via accordion provision  Distribution Coverage / Total Leverage  Sisecam Wyoming to maintain a distribution coverage ratio of 1.50x in 2022E, 1.25x in 2023E and 2024E, and 1.10x thereafter   SIRE to distribute 100% of distributions received from Sisecam Wyoming less G&A incurred at the Partnership  Sisecam Wyoming to use all remaining cash flow to pay down debt

 Confidential – Preliminary and Subject to Change  $68  $66  $37  $74  $85  $92  $47  $47  $47  331  317  188  350  296  296  150  --  --  150  150  400  350  300  250  200  150  100  50  --  $--  $20  $40  $60  $80  $100  2018A  2019A  2020A  2021A  2022E  2025E  2026E  2027E  2028E  Deca Sales  2023E 2024E  Metric Tons ('000s)  SIRE Situation Analysis  Historical and Projected Sales and Deca Breakout  Historical and Projected Sales  Deca Sales By Year  Source: SIRE Financial Projections  22  ($ in millions)

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Global Production and SIRE Market Share  Historical and Projected Global Soda Ash Consumption Volumes and SIRE Market Share  (metric tons in millions)  2.2  2.3  2.3  2.4  2.5  2.5  2.4  2.5  2.0  2.6  2.5  2.5  2.4  2.2  51.2  51.3  52.3  53.1  53.8  56.4  56.7  59.4  56.5  59.7  62.1  64.0  65.8  53.4  53.5  54.6  55.5  56.3  58.9  59.0  61.9  58.5  62.3  64.7  66.5  68.2  69.9  4.2%  4.2%  4.2%  4.3%  4.4%  4.2%  4.0%  4.0%  3.4%  4.1%  3.9%  3.8%  3.5%  3.2%  67.6  --%  1.0%  2.0%  3.0%  4.0%  5.0%  6.0%  7.0%  --  10.0  20.0  30.0  40.0  50.0  60.0  70.0  80.0  2012A 2013A 2014A 2015A 2016A  SIRE  2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E  Rest of World SIRE Global Volume Market Share  Source: SIRE Financial Projections, IHS Markit, U.S. Geological Survey  23

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Deca Rehydration  Commentary  Historical Ore-to-Ash Ratio  331  317  188  350  296 296  150  -- --  150 150  50  --  250  200  150  100  400  350  300  '18A '19A '20A '21A '22E '23E '24E '25E '26E '27E '28E  SIRE’s surface site includes a network of natural ponds used to recapture soda ash lost in processing trona through a process called deca rehydration   During trona processing, an evaporative crystallizer technology is employed to refine and reuse soda ash throughout the purification process. A concentrated aqueous solution is introduced to maintain the purity and quality of the refined soda ash product. Run-off from this stream flows to the facility’s pond network   SIRE developed a solution to reduce the capacity of these ponds and recover purified soda ash crystals (chemically, sodium carbonate decahydrate) to be used as an additional feedstock for trona ore during processing  The Partnership considers its ore-to-ash ratio (i.e., tons of trona ore needed to produce one ton of soda ash) a key operating performance metric   A lower ratio results in lower costs and improved efficiency  After introducing deca rehydration in 2009, the Partnership reduced its ore-to-ash ratio by 11% over the next three years   Deca rehydration also reduced the energy consumption required per ton of soda ash produced  Over the past several years, SIRE has utilized its reserves of deca from the ponds at a rate above SIRE management’s estimated rate of natural replenishment   Management expects to reduce deca consumption (and the production capacity associated with deca rehydration) beginning in 2024 to alleviate this depletion  Management estimates that SIRE’s stable, long-term deca rehydration-based production capacity is approximately 150,000 mtpa  Historical and Projected  Deca Sales Volumes (Thousand Metric Tons)  1.80  1.74  1.61 1.60  1.56 1.59  1.52 1.52 1.50 1.50 1.54 1.51  1.60  1.56 1.58  1.00  1.20  1.40  1.60  1.80  2.00  2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 1H22  SIRE Management 150,000 Metric Ton Estimated Annual Replenishment  Source: SIRE Financial Projections, SIRE management  24

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Historical and Projected Realized Pricing  Realized Soda Ash Sales Price by Market  ($ per metric ton)  Note: Gross prices are inclusive of pass-through transportation costs. SIRE began its exit from ANSAC in 2020 and will be fully transitioned to a direct export model beginning in 2023. Direct export costs include pass-through  $162  $172  $157  $145  $147  $168  $170  $168  $168  $168  $168  $136  $142  $116  $114  $196  $200  $190  $172  $172  $166  $200  $200  $198  $193  $180  $--  $50  $100  $150  $200  $250  2018A  2019A  2020A  2021A 2022E  Domestic Sales, Net  2023E  Exports, Net  2026E  2027E  2028E  2024E 2025E  IHS Export, Net  seaborne shipping costs, while ANSAC sales are on a free-alongside-ship basis at the port  25

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Soda Ash Pricing Trends – Domestic Sales and Exports  Historical and Projected Soda Ash Pricing Trends – Domestic Sales vs. Exports  ($ per metric ton)  Domestic Sales  Exports  $150  $125  $100  2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  $175  $200  $225  $250  Legend  SIRE Domestic, Net USGS, FOB Plant  IHS Domestic, Net (Oct'21 Forecast)  $100  2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  $125  $150  $175  $200  $225  $250  Lege  SIRE ANSAC, Net  SIRE Direct Export, Net  USGS Export, FAS  IHS Export, Net (Oct'21 Forecast)  SIRE direct export net pricing is lower than IHS’ Oct’21 forecast beginning in 2023E and widens through 2025E  SIRE domestic net pricing consistently lower than IHS’ Oct’21 forecast throughout projection period, consistent with management commentary  Source: SIRE management, USGS, IHS  Note: For historical periods, SIRE netback pricing for domestic sales and exports is expressed as the gross realized price less the freight cost per unit sales volume, respectively, by sales channel  26

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  SIRE Export Pricing – Gross vs. Net  Historical and Projected Realized Export Pricing  ($ per metric ton)  Net realized export pricing equals the gross realized price less applicable freight costs per unit of export volume   Gross pricing for direct exports accounts for seaborne shipping costs since export customers take custody at the destination port   Gross pricing for exports via ANSAC do not bear seaborne shipping costs since ANSAC takes custody transfer on a free- alongside-ship (“FAS”) basis  The difference between SIRE’s realized gross and net pricing for direct exports was approximately  $109 in 2021 and is projected to be  greater than $140 in 2022  SIRE management contends that IHS systematically underestimates the transportation and storage costs for export volumes  Legend  SIRE Direct Export, Gross SIRE Direct Export, Net SIRE ANSAC, Gross SIRE ANSAC, Net  IHS Export, Net (Oct'21 Forecast) USGS Export, FAS  $100  Source: SIRE management, USGS, IHS  Note: For historical periods, SIRE netback pricing for domestic sales and exports is expressed as the gross realized price less the freight cost per unit sales volume, respectively, by sales channel  27  $125  $150  $175  $200  $225  $250  $275  $300  $325  $350  $375  $400  2018A  2019A  2020A  2021A  2022E  2023E  2024E  2025E  2026E  2027E  2028E

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Historical and Projected Volumes, EBITDA and Margin  Historical and Projected Sisecam Wyoming EBITDA and Volumes Sold  ($ in millions)  $104  $121  $134  $117  $120  $137  $135  $62  $89  $155  $158  $147  $117  $109  $113  $100  2.3  2.3  2.4  2.5  2.5  2.4  2.5  2.0  2.6  2.3  2.3  2.2  2.0  2.0  2.2  2.2  --  1.0  2.0  3.0  4.0  5.0  6.0  $ --  $25  $50  $75  $100  $125  $150  $175  2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  Soda Ash Volume Sold (Million Metric Tons)  2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020A  Sisecam Wyoming EBITDA  $52  $64  $56  $57  $63  $41  $72  $71 $71  $62  $59  $57  $51  26%  30%  $60  32%  29%  28%  27%  $56  30%  21%  21%  $43  25%  23%  23%  20%  19%  18%  16%  0%  5%  10%  15%  20%  25%  30%  35%  $ --  $10  $30  $20  $40  $50  $60  $70  $80  2013A  2014A  2015A  2016A  2017A  2018A  2019A  2020A  2021A  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Historical and Projected Sisecam Wyoming Gross Margin per Ton ($ / Metric Ton)  Gross Margin ($/m ton)  Gross Margin (%)  Source: SIRE Financial Projections  28  2013A – 2019A Average Margin: 27.4%  2022E – 2028E Average Margin: 18.8%

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Historical and Projected Margin per Ton Analysis  ($ per metric ton)  Historical and Projected Unit Margin Trend  $ / Metric Ton  59  57  61  83  115  128  131  135  138  142  145  25  24  24  21  26  30  27  27  28  29  29  27  27  32  29  33  35  38  41  42  41  42  11  11  9  8  9  8  8  7  7  7  5  5  5  5  5  5  24  4  23  4  22  4  26  36  28  7  33  32  31  28  30  31  56  63  41  43  71  72  71  62  59  57  51  $205  $209  $195  $212  $287  $312  $311  $309  $308  $312  $312  0%  5%  10%  15%  20%  25%  30%  35%  40%  45%  $0  $50  $100  $150  $200  $250  $300  $350  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E  % of Gross Revenue  29%  Source: SIRE management  29  27%  32%  39%  40%  41%  42%  44%  45%  45%  47%  12%  11%  12%  10% 9%  10%  9%  9%  9%  9%  9%  13%  13%  17%  14%  11%  11%  12%  13%  14%  13%  14%  5%  5%  5%  3%  3%  3%  3%  2%  2%  2%  2%  2%  2%  2%  2%  2%  2%  2%  2%  2%  2%  12%  11%  11%  12%  10%  11%  10%  10%  9%  10%  10%  27%  30%  21%  21%  25%  23%  23%  20%  19%  18%  16%  60% 2%  0%  10%  20%  30%  40%  50%  70%  80%  90%  100%  2018A 2019A 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  $11.60  $11.33  $11.68  $11.26  $16.90  $20.30  $19.59  $19.51  $19.08  $20.32  $20.32  $3.36  $3.25  $2.87  $2.98  $4.28  $5.23  $4.97  $4.88  $4.77  $5.16  $5.16  $10.18  $9.14  $9.04  $6.79  $5.07  $4.67  $2.28  $3.05  $4.21  $3.22  $3.87  $25.14  $23.72  $23.59  $21.03  $26.25  $30.21  $26.84  $27.45  $28.07  $28.70  $29.34  Historical and Projected Energy Costs  Energy Costs by Source ($ / Metric Ton)  $35.00  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  2018A  2019A  2020A  2021A  2022E  2028E  Natural Gas  Electricity  2023E 2024E 2025E 2026E 2027E  Fixed Utilities and Other 1  Electricity Consumption and Realized Price  Natural Gas Consumption and Realized Price  3.5  3.5  4.1  3.8  3.9  3.9  3.9  4.0 4.0  3.9 3.9  $0  $2  $4  $6  $8  $10  0  1  2  3  4  5  '18A  Price ($/MMBtu)  Consumption (MMBtu/mt)  '19A '20A '21A '22E '23E '24E '25E '26E '27E '28E  Consumption Actual and Projected Price Henry Hub2  197  181  154  122  126 126 126 126 126 126 126  $0.08  $0.07  $0.06  $0.05  $0.04  $0.03  $0.02  $0.01  $0.00  0  50  100  150  200  250  Price ($/kWh)  Consumption (kWh/mt)  '18A '19A '20A '21A '22E '23E '24E '25E '26E '27E '28E  Consumption3 Actual and Projected Price EIA NWPP Industrial End-Use  3.  Electricity consumption (i) reflects management-reported historical usage through 6/30/22 and (ii) assumes usage per metric ton is constant with 1H22A for projection periods  30  Source: SIRE management, SIRE Financial Projections  Fixed Utilities per ton for 2024E and thereafter is calculated indirectly as management’s total energy cost per ton projection less projected natural gas and electricity costs per ton, both of which are based on separately provided usage and cost assumptions independent from management’s financial model  Henry Hub reflects EIA-reported spot prices through 8/31/22 and the NYMEX futures curve as of 8/31/22 from September 2022 and thereafter

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Personnel Cost Drivers  $27.11  $27.09  $32.41  $28.83  $32.55  $35.25  $37.67  $41.07  $42.30  $41.17  Historical and Projected Personnel Costs  Personnel Cost per Ton ($ / Metric Ton)  $50.00  $20.00  $10.00  $--  $30.00  $40.00  446  452  444  444  454  444 444  440  440  444  444  $144  $150  $147  $166  $185  $195  $201  $207  $213  $220  $226  $--  $50  $100  $150  $200  $250  $300  --  100  200  300  400  500  2018A  2019A  2020A  2021A  2022E  2023E 2024E 2025E  Avg. Fully-Loaded Cost ($K/employee/year)  2026E  2027E  2028E  Fully-Loaded Cost ($K/employee/yr)  Employees  Employees  Source: SIRE Financial Projections, SIRE Management  31

 Confidential – Preliminary and Subject to Change  45.9  30.3  43.3  52.9  48.6  41.3  37.5  39.1  32.5  44.1  29.2  7.1 21.4  7.4  20.6  41.6  50.8  46.7  39.7  36.0  37.5  31.2  90.0  59.5  14.5  42.0  $85.0  $103.7  $95.3  $81.0  $73.5  $76.6  $63.7  $--  $20  $40  $60  $80  $100  $120  0.6x  0.8x  2.0x  1.3x  0.9x  0.7x  0.5x  0.5x  0.5x 0.5x 0.5x  0.0x  0.5x  1.0x  1.5x  2.0x  2.5x  71.0 70.3  32.8  46.3  79.0 80.6  75.2  59.9  55.8  57.8  50.9  68.2  67.6  31.5  44.5  75.9  77.4  72.3  57.5  53.6  55.6  48.9  139.3 137.9  64.3  90.8  $154.9 $158.0  $147.5  $117.4 $109.4 $113.4  $99.7  $--  $50  $100  $150  $200  0.96  0.79  0.85  1.18 1.17  1.26  1.19  1.11 1.11  1.19 1.19  1.41  1.71  1.16  1.37  1.35  1.26  1.19  1.11 1.11  1.19 1.19  2.37  2.50  2.02  2.55  2.52 2.52  2.37  2.22 2.22  2.37 2.37  $--  $50  $100  $150  $200  $250  --  0.5  1.0  1.5  2.0  2.5  3.0  Net Realized Pricing  Metric Tons (MM)  SIRE Situation Analysis  Summary of the SIRE Financial Projections  Sales Volumes / Net Realized Pricing  Sisecam Wyoming EBITDA  Net Debt / EBITDA  ($ in millions)  Distributions to NRP  SIRE  NRP  Net Debt / EBITDA  Distributions to SIRE  `  Sisecam Wyoming Distribution Coverage  Sales Volume: Domestic Net Realized Price: Domestic Sales Volume: Export Net Realized Price: Export  Sisecam Wyoming Distributed Cash Flow  1.37x 1.94x 2.75x 1.49x 1.48x 1.25x 1.25x 1.10x 1.10x 1.10x 1.10x  Source: SIRE Financial Projections  32

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Source: SIRE Financial Projections  33  Sisecam Wyoming Financial Projections – EBITDA  ($ in millions)  For the Years Ending December 31,  2022E  2023E  2024E  2025E  2026E  2027E  2028E  Domestic Sales Volumes (mt)  1.17  1.26  1.19  1.11  1.11  1.19  1.19  Expost Sales Volumes (mt)  1.35  1.26  1.19  1.11  1.11  1.19  1.19  Sales Volumes (mt)  2.52  2.52  2.37  2.22  2.22  2.37  2.37  Volume Growth (%)  (1.3%)  (0.1%)  (5.8%)  (6.4%)  --%  6.8%  --%  Domestic Gross Revenue  $289.1  $344.1  $330.4  $310.7  $314.5  $339.9  $344.2  Export Gross Revenue  435.1  440.9  407.7  374.4  369.5  398.9  396.2  Gross Revenue  $724.2  $784.9  $738.0  $685.2  $683.9  $738.8  $740.3  Domestic Freight  ($117.0)  ($132.7)  ($128.8)  ($124.2)  ($127.9)  ($140.7)  ($145.0)  Export Freight  (171.8)  (189.3)  (182.4)  (174.6)  (178.5)  (195.0)  (199.3)  Freight Costs  ($288.7)  ($321.9)  ($311.2)  ($298.8)  ($306.5)  ($335.7)  ($344.3)  Domestic Net Revenue  $172.1  $211.4  $201.6  $186.5  $186.5  $199.2  $199.2  Export Net Revenue  263.3  251.6  225.3  199.8  191.0  203.9  196.8  Net Revenue  $435.4  $463.0  $426.9  $386.4  $377.5  $403.1  $396.0  Average Net Realized Price  $172.87  $184.00  $180.00  $174.00  $170.00  $170.00  $167.00  Energy Costs  (66.1)  (76.0)  (63.7)  (60.9)  (62.3)  (68.1)  (69.6)  Personnel Costs  (82.0)  (88.7)  (89.3)  (91.2)  (93.9)  (97.6)  (100.6)  Royalties  (20.1)  (21.5)  (18.8)  (17.0)  (16.6)  (17.7)  (17.4)  Severance & Ad Valorem Taxes  (17.6)  (12.0)  (11.5)  (11.0)  (11.3)  (12.3)  (12.6)  Other  (71.4)  (83.0)  (75.6)  (67.9)  (62.6)  (72.2)  (73.8)  Cost of Goods Sold  ($257.3)  ($281.2)  ($259.0)  ($248.0)  ($246.7)  ($267.9)  ($274.0)  Gross Profit  $178.2  $181.8  $167.9  $138.3  $130.8  $135.2  $122.1  Gross Margin (% of Net Revenue)  40.9%  39.3%  39.3%  35.8%  34.6%  33.5%  30.8%  Operating Expenses  (23.3)  (23.8)  (20.4)  (20.9)  (21.4)  (21.9)  (22.3)  Sisecam Wyoming EBITDA  $154.9  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  EBITDA Margin (% of Net Revenue)  35.6%  34.1%  34.5%  30.4%  29.0%  28.1%  25.2%

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Sisecam Wyoming Financial Projections – Cash Flow Summary  ($ in millions)  For the Years Ending December 31,  2022E  2023E  2024E  2025E  2026E  2027E  2  Sisecam Wyoming Distributable Cash Flow  Sisecam Wyoming EBITDA  $154.9  $158.0  $147.5  $117.4  $109.4  Less: Cash Interest Expense  (4.1)  (2.9)  (2.2)  (1.6)  Less: Maintenance Capital Expenditures  (25.0)  (25.6)  (26.1)  Distributable Cash Flow  $125.8  $129.6  $11  Sisecam Wyoming Distributed Cash Flow  Distributions to SIRE (51.0%)  $43.3  Distributions to NRP (49.0%)  Distributed Cash Flow  Distributable Cash Flow  Siseca  Source: SIRE Financial Projections  34

 Confidential – Preliminary and Subject to Change  SIRE Situation Analysis  Sisecam Wyoming Financial Projections – Sources and Uses  ($ in millions)  Distributable Cash Flow Surplus / (Shortfall) $40.8  $25.9  $23.8  $8.1  $7.3  $7.7  $6.4  Δ in NWC (27.5)  0.4  15.7  8.2  0.8  (9.8)  (1.0)  Cash from Revolver / (Cash to Revolver) --  --  --  --  1.4  5.7  --  Total Sources $13.3  $26.3  $39.5  $16.3  $9.5  $3.5  $5.4  Uses  Growth Capital Expenditures  $0.1  $--  $--  $--  $--  $--  $--  Mandatory Debt Paydown  8.6  8.8  9.1  9.3  9.5  3.5  4.9  Discretionary Debt Paydown  1.3  17.4  30.5  7.0  --  --  0.5  Cash to (from) Balance Sheet  (1.8)  (3.4)  --  --  --  --  --  Other  5.0  Total Uses  $13.3  $22.9  $39.5  $16.3  $9.5  $3.5  $5.4  Capital Structure  Total Debt  $148.6  $122.4  $82.8  $66.5  $58.4  $60.6  $55.2  Less: Cash  (8.4)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  (5.0)  Net Debt  $140.2  $117.4  $77.8  $61.5  $53.4  $55.6  $50.2  Net Debt / Adjusted EBITDA  0.9x  0.7x  0.5x  0.5x  0.5x  0.5x  0.5x  2022E  2023E  For the Years Ending December 31, 2024E 2025E 2026E  2027E  2028E  Sources  Source: SIRE Financial Projections  35

Confidential – Preliminary and Subject to Change

SIRE Situation Analysis

SIRE Financial Projections – Cash Flow Summary

($ in millions, except per unit amounts)

	For the Years Ending December 31,						
	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Consolidated EBITDA							
Sisecam Wyoming EBITDA	$154.9	$158.0	$147.5	$117.4	$109.4	$113.4	$99.7
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
SIRE Consolidated EBITDA	**$152.0**	**$154.0**	**$143.5**	**$113.4**	**$105.4**	**$109.4**	**$95.7**
EBITDA Attributable to SIRE							
SIRE'S 51% Share of Sisecam Wyoming EBITDA	$79.0	$80.6	$75.2	$59.9	$55.8	$57.8	$50.9
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
EBITDA Attributable to SIRE	**$76.1**	**$76.6**	**$71.2**	**$55.9**	**$51.8**	**$53.8**	**$46.9**
SIRE Distributable Cash Flow							
Distributions from Sisecam Wyoming	$43.3	$52.9	$48.6	$41.3	$37.5	$39.1	$32.5
Less: SIRE G&A	(2.9)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)	(4.0)
Distributable Cash Flow	**$40.4**	**$48.9**	**$44.6**	**$37.3**	**$33.5**	**$35.1**	**$28.5**
Distributed Cash Flow							
Sisecam Chemicals	$29.1	$35.0	$32.1	$26.9	$24.1	$25.3	$20.5
Public	10.5	12.6	11.6	9.7	8.7	9.1	7.4
General Partner	0.8	1.3	0.9	0.7	0.7	0.7	0.6
Distributed Cash Flow	**$40.4**	**$48.9**	**$44.6**	**$37.3**	**$33.5**	**$35.1**	**$28.5**
Unit Ownership							
Sisecam Chemicals	14.6	14.6	14.6	14.6	14.6	14.6	14.6
Public	5.2	5.2	5.2	5.2	5.2	5.2	5.2
General Partner	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Total Units Outstanding	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**	**20.2**
Distributable Cash Flow per LP Unit	**$2.00**	**$2.40**	**$2.21**	**$1.85**	**$1.66**	**$1.74**	**$1.41**
Distribution per LP Unit	**2.00**	**2.40**	**2.21**	**1.85**	**1.66**	**1.74**	**1.41**
Distributable Cash Flow Surplus / (Shortfall)	**$–**	**$--**	**$--**	**$--**	**$--**	**$--**	**$--**

Source: SIRE Financial Projections

EVERCORE

36

ŞİŞECAM

 Confidential – Preliminary and Subject to Change  IV. Preliminary Valuation of SIRE Common Units

Confidential – Preliminary and Subject to Change

Preliminary Valuation of SIRE Common Units

Valuation Methodologies

- Evercore utilized the following methodologies to analyze the value of SIRE's Common Units:

Methodology	Description	Metrics / Assumptions
Discounted Cash Flow Analysis	■ Values SIRE Common Units based on the concepts of the time value of money ■ Using management's projections, Evercore: ▶ Utilized varying equity cost of capital discount rates and terminal values to derive valuation ranges for the SIRE Common Units ▶ Cash flows were discounted using weighted average cost of capital ("WACC") given allocated EBITDA-based cash flows ▶ Calculated terminal values based on a range of multiples of EBITDA as well as assumed perpetuity growth rates	■ Discounted the projected cash flows to assumed December 31, 2022 effective date ■ WACC based on the Capital Asset Pricing Model ("CAPM") ■ Unitholder effective tax rate of 29.6% (80.0% of 37.0% top bracket) from 2023E to 2028E and a terminal value tax rate of 37.0% ■ For the terminal value, tax depreciation assumed to equal maintenance capital expenditures ■ EBITDA exit multiple of 6.0x to 8.0x and a perpetuity growth rate of 0.5% to 1.5%
Peer Group Trading Analysis	■ Values SIRE Common Units based on peer group's current market enterprise value multiples of relevant EBITDA ■ Peer group selected based on assets similar to those owned by SIRE	■ Enterprise value / EBITDA multiples applied to 2022E, 2023E and 2024E Adjusted EBITDA
Precedent M&A Transaction Analysis	■ Values SIRE Common Units based on transactions involving assets and businesses similar to those owned by SIRE	■ Transaction value / EBITDA multiples applied to 2023E EBITDA
Discounted Distributions Analysis	■ Values SIRE Common Units based on the present value of the future cash distributions to SIRE Common Unitholders	■ Discounted projected distributions to assumed December 31, 2022 effective date ■ Terminal yield range of 8.0% to 12.0% ▶ Cost of equity of 9.0% to 11.0% based on CAPM
Premiums Paid Analysis	■ Implied value of SIRE Common Units based on historical premiums paid in selected relevant cash midstream mergers	■ Median 1-Day and 30-Day premiums paid applied to relevant equity prices

For Reference Only

EVERCORE

37

ŞİŞECAM

 Confidential – Preliminary and Subject to Change  Preliminary Valuation of SIRE Common Units  Valuation Summary – Common Units  SIRE Financial Projections  Discounted Cash Flow Analysis  Peer Group Trading Analysis  Precedent M&A Transactions Analysis  EBITDA Exit Multiple  Perpetuity Growth  2022E EBITDA  2023E EBITDA  2024E EBITDA  2023E EBITDA  EBITDA Exit Multiple: 6.0x - 8.0x  Perpetuity Growth Rate: 0.5% - 1.5%  2022E EBITDA Multiple: 2023E EBITDA Multiple: 2024E EBITDA Multiple: 2023E EBITDA Multiple:  5.5x - 8.0x 5.0x - 7.5x 4.5x - 7.0x 7.0x - 9.0x  Range of 24.4% - 29.6%  Discount Rate: WACC of 6.50% - 7.50%  Terminal Yield of: 8.0% - 12.0%  Equity Cost of Capital of: 9.0% - 11.0%  Premiums Paid Analysis  Discounted Distributions Analysis  $15.71  $15.19  $17.18  $15.42  $12.32  $23.01  $17.06  $22.23  $20.02  $19.92  $26.60  $24.90  $21.14  $30.59  $22.10  $23.27  $--  $5.00  $10.00  $15.00  $20.00  $25.00  $30.00  $35.00  $40.00  Proposed Consideration:  $17.90  38  FOR REFERENCE ONLY

 Confidential – Preliminary and Subject to Change  Preliminary Valuation of SIRE Common Units  Sensitivity Analysis Per Common Unit  Soda Ash Production  -/+ 0.10 million mtpa  Domestic Soda Ash Price  -/+ $10.00/Ton  Export Soda Ash Price  -/+ $10.00/Ton  Natural Gas Spot Price  +/- $1.00/MMBtu  Electricity Price  +/- $0.01/kwh  Personel Cost  +/- $1,000/Year  Multiple Method  Perpetuity Method  2022E EBITDA  2023E EBITDA  2024E EBITDA  Precedent Transactions  2023E EBITDA  DDA  Distribution Discount  Peer Group Trading Analysis  DCF Analysis  $2.88  $3.67  $1.05  $2.03  $1.77  $2.59  $2.90  ($2.89)  ($3.67)  ($1.05)  ($2.03)  ($1.77)  ($2.59)  ($2.95)  ($2.88)  ($3.67)  ($1.01)  ($2.03)  ($1.77)  ($2.59)  ($2.95)  $2.88  $3.67  $1.01  $2.03  $1.77  $2.59  $2.90  ($2.14)  ($2.76)  ($0.58)  ($0.87)  ($1.16)  ($1.11)  ($2.21)  $2.14  $2.76  $0.58  $0.87  $1.16  $1.11  $2.20  ($0.73)  ($0.93)  ($0.28)  ($0.52)  ($0.45)  ($0.66)  ($0.74)  $0.73  $0.93  $0.28  $0.52  $0.45  $0.66  $0.74  ($1.30)  ($1.66)  ($0.48)  ($0.88)  ($0.80)  ($1.12)  ($1.32)  $1.30  $1.66  $0.48  $0.88  $0.80  $1.12  $1.32  ($3.70)  39  ($4.68)  ($1.41)  ($2.66)  ($2.38)  ($3.39)  ($3.77)  $3.70  $4.69  $1.41  $2.67  $2.39  $3.40  $3.71

 Confidential – Preliminary and Subject to Change   For the Years Ending December 31,    2023E 2024E 2025E 2026E 2027E 2028E   Perpetu  Sisecam Wyoming EBITDA  $158.0  $147.5  $117.4  $109.4  $113.4  $99.7  $  Less: Tax Depreciation and Amortization2  (450.3)  (22.2)  (18.8)  (15.0)  (10.5)  (4.9)  EBIT  ($292.3)  $125.3  $98.6  $94.4  $102.9  Less: Cash Taxes3  --  (7.4)  (5.8)  (5.6)  (19.  EBIAT  ($292.3)  $117.9  $92.8  $88.8  Plus: Tax Depreciation and Amortization  450.3  22.2  18.8  Plus: Δ in NWC  0.4  15.7  8.2  Less: Capital Expenditures  (25.6)  (26.1)  Sisecam Wyoming Unlevered Free Cash Flow  $132.8  $129.6   SIRE Interest in Sisecam Wyoming 51.0% 5  SIRE Share of Sisecam Wyoming Unlevered Free Cash Flow $67.7 Less: SIRE G&A  SIRE Unlevered Free Cash Flow   EBITDA Multiple / Perpetuity Growth Rate   Implied Terminal Value  Present Value of Terminal Value @ 7.0% Discount Plus: Present Value of Unlevered Free Cash  Implied Enterprise Value   Less: Net Debt as of Decem  Implied Equity V  SIRE LP U  Im  Exit   Multiple   1  Discounted Cash Flow Analysis – SIRE Financial Projections  Preliminary Valuation of SIRE Common Units  ($ in millions, except per unit amounts)  5.0x  8.0x  9.0x  --%  1.5%  2.0%  Terminal Exit Multiple 6.0x 7.0x  $17.15 $18.90  $20.63  Perpetuity Growth Rate 0.5% 1.0%  $19.07 $20.38  $21.99  16.64  16.16  15.71  18.33  17.80  17.31  20.02  19.45  18.90  17.57  16.29  15.19  18.64  17.17  15.93  19.92  18.22  16.79  6.0%  6.5%  7.0%  7.5%  8.0%  $15.41 14.95  14.52  14.11  13.73  15.28 16.84 18.39  $22.37 21.71  21.09  20.50  19.94  6.0%  6.5%  7.0%  7.5%  8.0%  $17.97 16.66  15.54  14.56  13.69  14.24 14.86 15.58  $23.99 21.48  19.47  17.81  16.42  WACC  WACC  Unit Price Sensitivity Analysis  Source: SIRE Financial Projections  51% of Sisecam Wyoming EBITDA less $4.0 million SIRE G&A  2022E tax DD&A assumes 100.0% bonus depreciation calculated as the midpoint of the enterprise value range plus 2022E capital expenditures; 2023E and 2024E tax DD&A assumes 100.0% bonus depreciation on capital expenditures; bonus depreciation phase-down on growth capital expenditures in 2025E (80.0%) and 2026E (60.0%)  Assumes unitholder tax rate of 29.6% from 2023E to 2028E and 37.0% thereafter  Includes 2.0% general partner interest  40

 Confidential – Preliminary and Subject to Change  Price % of 52-Week Equity Enterprise EV / EBITDA Net Debt / Soda Ash   Partnership / Corporation 9/7/22 High Value Value 2022E 2023E 2024E 2022E EBITDA % Revenue  Chemical Companies with Soda Ash Operations  1.  Includes 2.0% SIRE GP Interest  41  Ciech SA  $7.16  53.1%  $377  $685  4.1x  4.2x  4.1x  1.9x  40.9%  Genesis Energy, L.P.  11.60  86.1%  1,422  5,873  8.7  8.0  7.5  5.0  30.3%  Türkiye Sise ve Cam Fabrikalari A.S.  1.44  98.0%  4,301  6,234  5.6  4.6  4.1  1.1  30.0%  Solvay SA  81.08  61.6%  8,364  11,886  4.4  4.9  4.6  1.3  15.4%  Tata Chemicals Limited  14.11  91.8%  3,595  4,493  10.8  9.7  9.4  1.9  15.0%  Mean  6.7x  6.3x  5.9x  2.2x  26.3%  Median  5.6  4.9  4.6  1.9  30.0%  Other MLPs  Alliance Resource Partners, L.P.  $25.38  91.9%  $3,321  $3,655  3.8x  3.2x  2.8x  0.3x  --%  Natural Resource Partners L.P.  45.15  88.9%  606  1,311  4.0  NM  NM  0.7  14.7%  Mean  3.9x  3.2x  2.8x  0.5x  7.3%  Median  3.9  3.2  2.8  0.5  7.3%  Sisecam Resources LP 1  $21.80  92.7%  $440  $1,014  6.7x  6.6x  7.1x  1.0x  100.0%  Preliminary Valuation of SIRE Common Units  ($ in millions, except per share / unit amounts)  Peer Group Trading Analysis  Source: Public filings and FactSet

Confidential – Preliminary and Subject to Change

Preliminary Valuation of SIRE Common Units

Peer Group Trading Analysis (cont'd)

($ in millions, except per unit amounts)

2022E EBITDA Attributable to SIRE		$76.1	
Relevant EBITDA Multiple	5.5x	–	8.0x
Implied Enterprise Value Based on 2022E Adjusted EBITDA	**$418.5**	**–**	**$608.8**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(71.5)	
Implied SIRE Equity Value	$347.0	–	$537.2
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2022E Adjusted EBITDA	**$17.18**	**–**	**$26.60**

2023E EBITDA Attributable to SIRE		$76.6	
Relevant EBITDA Multiple	5.0x	–	7.5x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$383.0**	**–**	**$574.5**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(71.5)	
Implied SIRE Equity Value	$311.5	–	$503.0
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$15.42**	**–**	**$24.90**

2024E EBITDA Attributable to SIRE		$71.2	
Relevant EBITDA Multiple	4.5x	–	7.0x
Implied Enterprise Value Based on 2024E Adjusted EBITDA	**$320.4**	**–**	**$498.4**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(71.5)	
Implied SIRE Equity Value	$248.9	–	$426.9
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2024E Adjusted EBITDA	**$12.32**	**–**	**$21.14**

Source: SIRE Financial Projections
1. Includes 2.0% general partner interest

EVERCORE 42 ŞİŞECAM

Confidential – Preliminary and Subject to Change

Preliminary Valuation of SIRE Common Units

Precedent M&A Transactions Analysis

($ in millions, except per unit amounts)

Precedent Green River Basin Soda Ash Transactions

Date Announced	Acquiror / Target (Seller)	Transaction Value	Transaction Value / EBITDA
05/2022	Solvay SA / Remaining 20% interest in Solvay Soda Ash Joint Venture (AGC)	$120.0	5.3x
12/2021	Sisecam Chemicals USA Inc. / 60% stake in Ciner Resources Corporation (Ciner Enterprises)	300.0	10.3
12/2019	Valley Holdings Inc. (Tata Chemials) / Remaining 25% in Tata Chemicals (Soda Ash) Partners Holdings (The Andover Group, Inc.)	195.0	7.7
08/2017	Genesis Energy, L.P. / 100% of Tronox's Alkali Business, including trona mining, production and marketing assets (Tronox Limited)	1,325.0	8.0
07/2015	Park Holding A.S. (Ciner Group) / 73% LP interest, 2% GP interest and related IDRs in OCI Resources LP (OCI Company Ltd.)	429.0	9.5
02/2015	Tronox US Holdings Inc. / FMC's Alkali Chemicals business (FMC Corporation)	1,640.0	9.0
10/2014	FMC Corporation / Remaining 6.25% minority interest in FMC Wyoming Corp. (Sumitomo)	95.7	8.4
03/2013	FMC Corporation / Additional 6.25% minority interest in FMC Wyoming Corp. (Nippon Sheet Glass)	80.0	NA
01/2013	Natural Resource Partners LP / 48.51% stake in OCI Wyoming L.P., 20% interest in OCI Wyoming Co. (Anadarko)	310.0	9.0
01/2008	Tata Chemicals Ltd. / General Chemical Industrial Products Inc.	1,005.0	NA
	Min		**5.3x**
	Mean		**8.4**
	Median		**8.7**
	Max		**10.3**

Precedent M&A Transaction Analysis – SIRE Financial Projections

	Low		High
SIRE Share of 2023E EBITDA (Post - SIRE G&A)		$76.6	
Relevant EBITDA Multiple	7.0x	–	9.0x
Implied Enterprise Value Based on 2023E Adjusted EBITDA	**$536.2**	–	**$689.4**
Less: Net Debt as of December 31, 2022 (SIRE's 51% Share)		(71.5)	
Implied Equity Value	**$464.7**	**–**	**$617.9**
SIRE LP Units Outstanding[1]		20.2	
Implied SIRE Unit Price Range - 2023E Adjusted EBITDA	**$23.01**		**$30.59**

Source: Public filings, Wall Street research, SIRE Financial Projections
1. Includes 2.0% general partner interest and effect of dilutive securities including phantom units and RSUs

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 Confidential – Preliminary and Subject to Change  Preliminary Valuation of SIRE Common Units  Discounted Distributions Analysis – SIRE Financial Projections  Source: FactSet, SIRE Financial Projections  SIRE Distribution per Unit (Cash, As Paid)  $2.00  $2.40  $2.21  $1.85  $1.66  $1.74  $1.41  $1.41  –  $1.41  Terminal Yield1  8.0%  12.0%  Terminal Value  $17.63  $11.75  Equity Cost of Capital Based on CAPM  Present Value @ 8.0% Cost of Equity  $22.88  –  $18.81  Present Value @ 9.0% Cost of Equity  22.10  –  18.19  Present Value @ 10.0% Cost of Equity  21.35  –  17.61  Present Value @ 11.0% Cost of Equity  20.64  –  17.06  Present Value @ 12.0% Cost of Equity  19.96  –  16.53  Implied SIRE Unit Value – Based on CAPM  $17.06  –  $22.10  For the Six  Months Ending For the Years Ending   December 31, December 31,    2022E 2023E 2024E 2025E 2026E 2027E 2028E    Terminal Value Low High  1.  Based on SIRE’s 52-week yield range of 6.1% to 14.1% with a median of 10.5% and mean of 10.1%. Current yield is 9.2% as of September 7, 2022  44

 Confidential – Preliminary and Subject to Change  Preliminary Valuation of SIRE Common Units  Premiums Paid Analysis  For Reference Only  Source: Bloomberg, FactSet, Public filings  1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror’s shares / units on the last trading day prior to announcement plus any cash   Premium   1  Date   Announced   Acquiror / Target  Consideration  1-Day 30-D  Prior Spot  07/28/22  PBF Energy Inc. / PBF Logistics LP  Cash/Stock-for-Unit  (3.0%)  07/25/22  Shell USA, Inc. / Shell Midstream Partners, L.P.  Cash-for-Unit  23.  06/02/22  Hartree Partners, LP / Sprague Resources LP  Cash-for-Unit  05/25/22  Höegh LNG Holdings Ltd / Höegh LNG Partners LP  Cash-for-Unit  05/16/22  Diamondback Energy / Rattler Midstream LP  Stock-for-Unit  04/22/22  Ergon, Inc. / Blueknight Energy Partners, L.P.  Cash-for-Unit  12/20/21  BP p.l.c / BP Midstream Partners LP  Stock-for-Unit  10/27/21  Phillips 66 / Phillips 66 Partners LP  Stock-for-U  10/04/21  Stonepeak Infrastructure Partners / Teekay LNG Partners LP  Cash  08/23/21  Landmark Dividend / Landmark Infrastructure Partners LP  03/05/21  Chevron Corporation / Noble Midstream Partners LP  12/15/20  TC Energy Corporation / TC PipeLines, LP  07/27/20  CNX Resources Corporation / CNX Midstream Partners  02/27/20  Equitrans Midstream Corporation / EQM Midstream Partners  12/17/19  Blackstone Infrastructure Partners / Tallgrass Energy LP  10/01/19  Brookfield Business Partners L.P. / Teekay Offsho  05/10/19  IFM Investors / Buckeye Partners, L.P.  05/08/19  MPLX LP / Andeavor (Marathon Petro  04/02/19  UGI Corporation / AmeriGas Par  03/18/19  ArcLight Energy Partners Fu  02/05/19  SunCoke Energy, Inc.  All  Min Median  Transactions  M  Cash  received, by the 30- trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement  45

Confidential – Preliminary and Subject to Change

For Reference Only

Preliminary Valuation of SIRE Common Units

Premiums Paid Analysis (cont'd)

Summary Results – Cash-for-Unit Transactions

1-Day Prior Spot Unit Price as of July 5, 2022	$17.95
Median 1-Day Prior Spot Price Premium	29.6%
Implied Purchase Pirce based on a Median 1-Day Prior Spot Price Premium	**$23.27**
30-Day VWAP as of July 5, 2022	$17.87
Median 30-Day VWAP Premium	24.4%
Implied Purchase Pirce based on a Median 30-Day VWAP Premium	**$22.23**

Source: FactSet

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ŞİŞECAM

Confidential – Preliminary and Subject to Change  Appendix

 Confidential – Preliminary and Subject to Change  A. Weighted Average Cost of Capital Analysis

 Confidential – Preliminary and Subject to Change  Unit/Share Price  Market Equity  Total Debt and  Total Debt /  Adjusted  Unlevered  Partnership/Corporation  9/7/22  Value  Preferred Equity  Total Capitalization  Beta 1  B  Risk-free Rate 3  Unlevered Beta  Debt / Total Capitalization Adjusted Levered Equity Beta  WACC  Sup  Market Risk Premium 4   Small Company Risk Premi  3.7%  0.43  37.1%  Ciech SA  $7.16  $377.4  $441.8  53.9%  0  Genesis Energy, L.P.  11.60  1,421.9  4,160.9  74.5%  Türkiye Sise ve Cam Fabrikalari A.S.  1.44  4,301.5  2,094.1  32.7%  Solvay SA  81.08  8,364.1  4,942.4  CAPM  Tata Chemicals Limited  14.11  3,595.5  879.1  Mean   Median    Sisecam Resources LP $21.80 $440.4   Weighted Average Cost of Capital Analysis  SIRE WACC Analysis – Capital Asset Pricing Model  ($ in millions, except per unit / share amounts)  Note: Capital structure includes effect of dilutive securities and GP interest; does not attribute value to the IDRs  Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0  Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 29.6%  20-Year Treasury Rate as of September 7, 2022  Source: Duff & Phelps for Decile 9, including companies with an equity market capitalization of $190.0 million to $451.8 million  Equity Cost of Capital calculated as: Risk-free rate (3.4%) + (Levered Equity Beta 0.60 × Market Risk Premium: Supply Side 9.4% and Historical 10.0%) + Small Company Risk Premium 2.3%  Based upon SIRE Financial Projections  Supply-Side MRP WACC Sensitivity  Historical MRP WACC Sensitivity  Debt /   Total Cap Unlevered Beta    0.33 0.38 0.43 0.48 0.53   Debt /   Total Cap Unlevered Beta    0.33 0.38 0.43 0.48 0.53   25.0% 6.8% 7.1% 7.4% 7.7% 8.0%   Equity Cost of Cap  30.0%  6.6%  6.9%  7.1%  7.4%  7.7%  Pre-Tax  35.0%  6.3%  6.6%  6.9%  7.2%  7.5%  40.0%  6.1%  6.4%  6.6%  6.9%  7.2%  45.0%  5.8%  6.1%  6.4%  6.7%  6.9%  25.0%  30.0%  35.0%  40.0%  45.0%  7.1%  6.9%  6.6%  6.4%  6.1%  7.5%  7.2%  7.0%  6.7%  6.5%  7.8%  7.6%  7.3%  7.0%  6.8%  8.1%  7.9%  7.6%  7.4%  7.1%  8.5%  8.2%  7.9%  7.7%  7.4%  47